Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A Ordinary Shares, par value $0.000002 per share (the “Class A Ordinary Shares”) of Luckin Coffee Inc., a Cayman Islands exempted company (the “Issuer”) whose principal executive offices is located at 28th Floor, Building T3, Haixi Jingu Plaza 1-3 Taibei Road Siming District, Xiamen City, Fujian People’s Republic of China, 361008, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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SIGNATURE

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of November 30, 2021.

LUCKY CUP HOLDINGS LIMITED
By:	/s/ HUI LI
Name:	HUI LI
Title:	Director

FORTUNATE CUP HOLDINGS LIMITED
By:	/s/ HUI LI
Name:	HUI LI
Title:	Director

CANNONBALL LIMITED
By:	/s/ HUI LI
Name:	HUI LI
Title:	Director

CENTURIUM CAPITAL PARTNERS 2018, L.P.

BY: CENTURIUM CAPITAL PARTNERS 2018 GP LTD., GENERAL PARTNER

By:	/s/ HUI LI
Name:	HUI LI
Title:	Director

CCM LUCKY, L.P.

BY: CCM LUCKY LIMITED, GENERAL PARTNER

By:	/s/ HUI LI
Name:	HUI LI
Title:	Director

CCM CB II, L.P.

BY: CCM CB II LIMITED, GENERAL PARTNER

By:	/s/ HUI LI
Name:	HUI LI
Title:	Director

CENTURIUM HOLDINGS LTD.
By:	/s/ HUI LI
Name:	HUI LI
Title:	Director

HUI LI

By:	/s/ HUI LI

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